EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


 (In thousands, except per share amounts)
                                                                                        THREE MONTHS ENDED MARCH 31,
                                                                                        ----------------------------
                                                                                              1994             1993
PRIMARY EARNINGS PER COMMON SHARE:(1)
  Average common shares outstanding                                                          8,896            8,843

  Income before cumulative effect of change in accounting principle                         $2,394           $3,304
  PRIMARY EARNINGS PER COMMON SHARE BEFORE CUMULATIVE
      EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                              $  .27           $  .37
                                                                                            ======           ======

  Net income                                                                                $2,394           $3,294
  PRIMARY NET INCOME PER COMMON SHARE                                                       $  .27           $  .37
                                                                                            ======           ======
FULLY DILUTED EARNINGS PER COMMON SHARE:(1)
  Average common shares outstanding                                                          8,896            8,843

  Income before cumulative effect of change in accounting principle                         $2,394           $3,304
  FULLY DILUTED EARNINGS PER COMMON SHARE BEFORE
      CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                   $  .27           $  .37
                                                                                            ======           ======

  Net income                                                                                $2,394           $3,294
  FULLY DILUTED NET INCOME PER COMMON SHARE                                                 $  .27           $  .37
                                                                                            ======           ======


(1) All common share and per share data have been adjusted to reflect the 4-for-3 stock split effected February 1, 1993, and shares issued in acquisitions accounted for using the pooling-of-interests method of accounting.





                                     - 21 -